EXHIBIT 99.3

FINANCIAL STATEMENTS

OF

THE SOUTHERN CONNECTICUT GAS COMPANY

AS OF MARCH 31, 2014 AND DECEMBER 31, 2013 AND
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013

(UNAUDITED)

TABLE OF CONTENTS

Page
Number
Financial Statements:

Statement of Income for the three months ended March 31, 2014 and 2013	3

Balance Sheet as of March 31, 2014 and December 31, 2013	4

Statement of Cash Flows for the three months ended March 31, 2014 and 2013	6

Statement of Changes in Shareholder’s Equity	7

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013

Operating Revenues	$161,162	$150,614

Operating Expenses
Operation
Natural gas purchased	93,099	91,070
Operation and maintenance	17,602	17,798
Depreciation and amortization	11,648	11,774
Taxes - other than income taxes	8,532	7,628
Total Operating Expenses	130,881	128,270
Operating Income	30,281	22,344

Other Income and (Deductions), net	(1,134)	(569)

Interest Charges, net
Interest on long-term debt	3,344	3,344
Other interest, net	(4)	188
	3,340	3,532
Amortization of debt expense and redemption premiums	77	76
Total Interest Charges, net	3,417	3,608

Income Before Income Taxes	25,730	18,167

Income Taxes	10,883	7,383

Net Income	$14,847	$10,784

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF COMPREHENSIVE INCOME
(In Thousands)

	Three Months Ended
	March 31,
	2014	2013

Net Income	$14,847	$10,784
Other Comprehensive Income (Loss), net of deferred income taxes
Changes in unrealized gains(losses) related to pension and other post-retirement benefit plans	61	253
Other	-	(2)
Total Other Comprehensive Income (Loss), net of deferred income taxes	61	251
Comprehensive Income	$14,908	$11,035

The accompanying Notes to Financial Statements
are an integral part of the financial statements.

THE SOUTHERN CONNECTICUT GAS COMPANY
BALANCE SHEET
ASSETS
(In Thousands)
(Unaudited)

	March 31,	December 31,
	2014	2013
Current Assets
Unrestricted cash and temporary cash investments	$37,803	$7,701
Accounts receivable less allowance of $4,195 and $2,968, respectively	115,775	71,028
Unbilled revenues	20,824	21,457
Current regulatory assets	12,561	16,557
Deferred income taxes	-	244
Natural gas in storage, at average cost	14,977	35,510
Materials and supplies, at average cost	1,747	3,438
Refundable taxes	-	2,812
Prepayments	2,164	2,422
Total Current Assets	205,851	161,169

Other investments	10,451	10,280

Net Property, Plant and Equipment	536,127	532,835

Regulatory Assets	120,997	127,506

Deferred Charges and Other Assets
Unamortized debt issuance expenses	3,968	4,045
Goodwill	134,931	134,931
Other	478	598
Total Deferred Charges and Other Assets	139,377	139,574

Total Assets	$1,012,803	$971,364

The accompanying Notes to Financial Statements
are an integral part of the financial statements.

THE SOUTHERN CONNECTICUT GAS COMPANY
BALANCE SHEET
LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	March 31,	December 31,
	2014	2013
Current Liabilities
Current portion of long-term debt	$2,517	$2,517
Accounts payable	66,850	40,767
Accrued liabilities	14,281	19,024
Current regulatory liabilities	6,794	10,031
Interest accrued	1,608	1,864
Taxes accrued	15,778	5,912
Deferred income taxes	2,066	-
Current portion of derivative liabilities	1,528	-
Intercompany payable	-	16,000
Total Current Liabilities	111,422	96,115

Deferred Income Taxes	28,724	14,088

Regulatory Liabilities	170,627	165,096

Other Noncurrent Liabilities
Pension accrued	29,741	30,689
Other post-retirement benefits accrued	21,147	16,890
Other	13,843	14,265
Total Other Noncurrent Liabilities	64,731	61,844

Commitments and Contingencies

Capitalization
Long-term debt, net of unamortized premium	232,568	233,198

Common Stock Equity
Common stock	18,761	18,761
Paid-in capital	379,737	379,737
Retained earnings	5,840	2,193
Accumulated other comprehensive income	393	332
Net Common Stock Equity	404,731	401,023

Total Capitalization	637,299	634,221

Total Liabilities and Capitalization	$1,012,803	$971,364

The accompanying Notes to Financial Statements
are an integral part of the financial statements.

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Cash Flows From Operating Activities
Net income	$14,847	$10,784
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,725	11,850
Deferred income taxes	(3,938)	(10,993)
Pension expense	1,677	2,128
Regulatory activity, net	27,294	31,906
Other non-cash items, net	36	868
Changes in:
Accounts receivable, net	(45,079)	(28,171)
Unbilled revenues	633	2,837
Natural gas in storage	20,533	22,953
Prepayments	258	(1,074)
Accounts payable	27,855	(5,358)
Interest accrued	(179)	(238)
Taxes accrued/refundable, net	12,678	20,396
Accrued liabilities	(4,743)	(2,311)
Accrued pension	(2,294)	(7,756)
Accrued other post-employment benefits	3,926	(989)
Other assets	1,811	(695)
Other liabilities	(472)	(38)
Total Adjustments	51,721	35,315
Net Cash provided by Operating Activities	66,568	46,099

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(9,266)	(10,145)
Intercompany receivable	-	(32,000)
Net Cash (used in) Investing Activities	(9,266)	(42,145)

Cash Flows from Financing Activities
Payment of common stock dividend	(11,200)	-
Distribution of Capital	-	(9,200)
Intercompany payable	(16,000)	-
Net Cash (used in) provided by Financing Activities	(27,200)	(9,200)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	30,102	(5,246)
Balance at beginning of period	7,701	7,357
Balance at end of period	$37,803	$2,111

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$678	$593

The accompanying Notes to Financial Statements
are an integral part of the financial statements.

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
March 31, 2014
(Thousands of Dollars)

				Retained	Accumulated
				Earnings	Other
	Common Stock		Paid-in	(Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit)	Income (Loss)	Total
Balance as of December 31, 2013	1,407,072	$18,761	$379,737	$2,193	$332	$401,023

Net income				14,847		14,847
Other comprehensive loss, net of deferred income taxes					61	61
Distribution of capital			-			-
Payment of common stock dividend				(11,200)		(11,200)
Balance as of March 31, 2014	1,407,072	$18,761	$379,737	$5,840	$393	$404,731

The accompanying Notes to Financial Statements
are an integral part of the financial statements.